Exhibit 4.161

Loan Agreement

This Agreement is concluded and signed on May 20, 2017 in Beijing China by and among:

Lender: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Borrower A: Xiaowei Wang

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110102197103050023

Borrower B: Jing Zhang

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110108197403072740

(Borrower A and Borrower B are hereinafter referred to as the “Borrowers”)

Whereas:

(1) The Borrowers intend to acquire RIFA Yunling (Beijing) Technology Co., Ltd. (hereinafter referred to as the “Company”), the registered capital of which is RMB 10,000,000 Yuan; Borrower A holds 60% shares of such Company and Borrower B holds 40% shares of such Company. The Company intends to have RMB10,000,000 of its registered capital paid up.

(2) The Borrowers wish to get a loan from the Lender to be used in the paid-up capital contribution to the Company;

(3) The Lender agrees to provide the aforesaid loan to the Borrowers.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation:

Article 1 Loan

1.1 The Lender agrees to provide loans to the Borrowers in the following amount: the Lender provides a loan of RMB6,000,000 to Borrower A and a loan of RMB 4,000,000 to Borrower B.

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1.2 The term of the afore-said loans provided by the Lender to the Borrowers is 10 years. Such term may be extended upon a consensus reached by the Parties through consultation.

1.3 Notwithstanding the foregoing, under the following circumstances, the Borrowers shall repay the loans hereunder to the Lender, whether this Agreement has expired or not:

(1) The Borrowers lose the capacity for civil conducts or are restricted in the capacity for civil conducts;

(2) The Borrowers violate the criminal law or are involved in a criminal offence; or

(3) The Borrowers or the persons designated thereby may lawfully purchase the equities of the Company and the Lender makes the aforesaid requirements.

1.4 After the satisfaction of all preconditions set forth in Article 2, the Lender shall, within 7 days after receiving the written loan-granting request given by the Borrowers, remit the aforesaid loans to the bank accounts designated by the Borrowers. The Borrowers shall send a written confirmation on receipt of the loans to the Lender within one day after receiving the aforesaid loans.

1.5 The Borrowers can only use the above loans to subscribe for the registered capital of the Company. Without the consent of the Lender, the Borrowers may not use the aforesaid loans for other purposes or pledge to a third person any rights and interests obtained thereby in the Company by using the loans.

1.6 The only method for the repayment of the aforesaid loans by the Borrowers is, when permitted by laws of China, to transfer to the Lender or the person designated thereby all equities obtained thereby in the Company by using the above-said loans.

1.7 The Lender and the Borrowers hereby agree and confirm that, when permitted by laws of China, the Lender has the right but assumes no obligation to purchase or arrange the person designated thereby to purchase from the Borrowers, at the price equal to the amount of the loans, all the equities obtained by the Borrowers in the Company by using the above-said loans. If the Lender or the person designated thereby only purchases part of the above-said equities, correspondingly the price shall be adjusted proportionately.

1.8 When the Borrowers transfer to the Lender or the person designated thereby the equities obtained thereby in the Company by using the aforesaid loans, (1) if the actual transfer price is not higher than the amount of loans hereunder, the loans hereunder shall be deemed interest-free; (2) if the actual transfer price is higher than the amount of the loans hereunder, the loans hereunder shall be deemed interest-bearing, and the part in excess shall be deemed as interest on the loans hereunder.

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Article 2 Conditions Precedent

Only if all the following conditions precedent is satisfied will the Lender issue the loans to the Borrowers:

2.1 According to the provisions of Article 1.4 hereof, the Lender has received the loan-granting request sent by the Borrowers.

2.2 The Borrowers and the Lender have signed the equity pledge contract satisfactory to the Lender.

2.3 The Borrowers and the Lender have signed the right of first refusal & cooperation agreement satisfactory to the Lender.

2.4 The aforesaid equity pledge contract and right of first refusal & cooperation agreement have taken effect and remain effective, the parties to the contract or agreement have not materially breached any term and condition of the above-said contract or agreement, and all government approvals, consents, authorizations and registrations required by such contract or agreement have been obtained or completed.

2.5 The representations and warranties in Article 3 hereof remain true and accurate on the date when the Lender receives the loan-granting request and on the date of loan issuance.

2.6 The Borrowers have not materially breached any term and condition hereof.

Article 3 Representations and Warranties

3.1 The Lender hereby represents and warrants to the Borrowers as follows:

(1) The Lender is a Company duly organized and validly existing under the laws of the People’s Republic of China;

(2) The Lender has all necessary rights, powers and authorities to execute this Agreement and to perform all obligations and responsibilities hereunder;

(3) The execution or performance hereof does not contravene any significant contract or agreement to which such Party is a party, nor breaches any significant contract or agreement binding on the Lender or its assets.

(4) This Agreement will constitute legal, effective and binding obligations on the Lender, and such obligations may be enforced after the signature hereof.

3.2 The Borrowers hereby represent and warrant to the Lender as follows:

(1) The Borrowers have all necessary rights, powers and authorities to execute this Agreement and to perform all obligations and responsibilities hereunder;

(2) The execution or performance hereof does not contravene any significant contract or agreement to which such Party is a party, nor breaches any significant contract or agreement binding on the Borrowers or their assets.

(3) This Agreement will constitute legal, effective and binding obligations on the Borrowers, and such obligations may be enforced after the signature hereof.

(4) No judicial proceedings or administrative proceedings against the Borrowers exist.

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Article 4 Confidentiality

Without the prior consent of the Parties, any Party shall maintain the confidentiality of the contents hereof and may not disclose the contents of this Agreement to any other persons or publish such contents, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to related laws or the rules of any stock exchange; (ii) any disclosed information that is publicly available, which is not caused by the default of the disclosing party; (iii) any disclosure made by one Party to its shareholders, legal counsels, accountants, financial advisers, or other professional advisers; or (iv) disclosure made to the potential buyers or other investors of the equities/assets of one Party or of the shareholders thereof or to the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not the Lender, the consent of the Lender shall be obtained).

Article 5 Governing Law and Liabilities for Breach of Contract

5.1 The formation, validity, interpretation, and performance of this Agreement and the Dispute Resolution in connection herewith shall be governed by the laws of the People’s Republic of China.

5.2 If any Party hereto breaches the provisions hereof and leads to a failure to fully perform this Agreement, or makes any material concealment or omission of fact, or makes any false representations and warranties herein, or fails to perform the warranties made thereby, such Party shall constitute breach of contract, and shall assume corresponding liabilities for breach of contract under law.

Article 6 Dispute Resolution

6.1 Any dispute arising out of the performance hereof shall be resolved through friendly consultation by the disputing Parties; should the consultation fail, the Parties may institute arbitration proceedings;

6.2 The dispute shall be submitted to China International Economic and Trade Arbitration Commission Beijing Arbitration Center to be arbitrated in Beijing according to its then effective arbitration procedures.

6.3 The award of the arbitration commission shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing party, unless otherwise provided for in the arbitration award.

Article 7 Miscellaneous

7.1 This Agreement shall come into effect immediately after being signed by the Parties.

7.2 The Parties shall faithfully perform this Agreement after it takes effect and any amendment made hereto shall be invalid unless made in writing by the Parties after reaching a consensus through consultation.

7.3 The original of this Agreement is made in triplicate, with each Party holding one copy.

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Lender: Fortune Software (Beijing) Co., Ltd.

Official seal:

Authorized representative (signature):

Borrower A: Xiaowei Wang

(Signature):

Borrower B: Jing Zhang

(Signature):

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